UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2020

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SPAR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers

On January 21, 2020, Spartan Motors, Inc. (the “Company”) appointed Jonathan C. Douyard to the position of Chief Financial Officer of the Company, to be effective at a date mutually agreed upon by the Company and Mr. Douyard. The Company intends to work with Mr. Douyard and the Company’s current CFO, Rick Sohm, to effect a smooth transition of the CFO position as Mr. Sohm steps down from the position for non-business reasons, as previously disclosed.

Mr. Douyard, age 40, most recently served as Vice President of Finance and Chief Financial Officer of Fluke Corporation, an operating company within Fortive, a Danaher Industrial spin-off, located in Everett, Washington. Prior to joining Fluke Corporation, he served as Chief Financial Officer at Sikorsky Commercial Systems & Services, a United Technologies Company, as well as in various finance positions with General Electric.

There are no arrangements or understandings between Mr. Douyard and any other person pursuant to which he was selected as an officer of the Company. Mr. Douyard is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2019, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Douyard had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

In his position of Chief Financial Officer, Mr. Douyard will receive an annual base salary of $425,000 and a sign-on bonus of 20,000 restricted shares of Company stock to be granted on or about Mr. Douyard’s start date, which is expected to be no later than March 31, 2020. These shares will vest ratably over a three-year period following the grant date, subject to continued employment with the Company. Mr. Douyard will also receive a sign-on bonus in cash of $175,000, which will be paid between January 1, 2021 and January 31, 2021. He is also eligible to participate in the Spartan Motors, Inc. Leadership Team Compensation Plan (the “Plan”), the Company’s performance-based incentive compensation plan. Under the Plan, Mr. Douyard will be eligible for an annual cash bonus with a targeted payment of 60% of his base salary, along with an annual equity grant, with a target award valued at 100% of his base salary. Mr. Douyard will also be eligible to participate in the Company’s Supplemental Executive Retirement Plan and is a participant in the Spartan Motors, Inc. Management Severance Plan.

In addition to these benefits, Mr. Douyard will be eligible to receive benefits offered to other executive officers of the Company.

A copy of the press release issued by the Company to announce the appointment of Mr. Douyard is attached to this Current Report as Exhibit 99.1. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated January 27, 2020 announcing the appointment of Mr. Douyard as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: January 27, 2020	/s/ Ryan L. Roney
By: Ryan L. Roney
Its: Chief Legal Officer and Corporate Secretary

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